UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 13, 2017 (September 8, 2017)
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 8, 2017, a wholly-owned subsidiary of Pilgrim’s Pride Corporation, a Delaware corporation (the “Company”), Onix Investments UK Limited, a private limited company incorporated under the laws of England and Wales and registered with company number 10934285, issued a subordinated promissory note (the “Seller Note”) in the aggregate principal amount of Five Hundred Sixty-Two Million Four Hundred Ninety Thousand British Pounds (GBP 562,490,000) to JBS S.A., a sociedade anônima organized under the laws of the Federative Republic of Brazil. The information set forth in Item 1.01 of the Company’s Current Report on Form 8-K filed on September 11, 2017 is incorporated into this report by reference.

The summary of the Seller Note set forth above and incorporated herein by reference does not purport to be complete and is qualified in its entirety by reference to the the complete text of the Seller Note, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 11, 2017 and is incorporated into this report by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	September 13, 2017	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer